Exhibit 99.1

Pitney Bowes Announces Second Quarter 2015 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--July 30, 2015--Pitney Bowes Inc. (NYSE:PBI), a global technology company that provides products and solutions that power commerce, today reported financial results for the second quarter 2015.

Quarterly Financial Results:

  Revenue of $881 million, a decline of 4 percent on a constant currency basis and a decline of 8 percent as reported. Revenue declined 3 percent versus the prior year when adjusted for the impacts of currency and the divestiture of certain European revenue streams in the prior year.
  Adjusted EPS of $0.45; GAAP EPS of $0.75. Adjusted EPS includes a $0.02 negative impact for currency translation during the quarter.
  Free cash flow of $84 million; GAAP cash from operations of $96 million.
  Established new segment reporting.
  Increasing annual GAAP EPS guidance as a result of the net gain on the sale of Imagitas; partially offset by costs associated with the Borderfree acquisition; restructuring and asset impairment charges; and other expenses.
  Updating revenue guidance to reflect results year-to-date.
  Updating annual adjusted EPS and free cash flow guidance solely to reflect the impacts of the Borderfree acquisition and Imagitas sale.

Transactions Completed During the Quarter

  Acquisition of Borderfree for approximately $400 million, inclusive of transaction fees and net of cash on Borderfree’s balance sheet.
  Sale of the Marketing Services business, Imagitas, which will generate net proceeds of approximately $270 million, net of transaction fees, cash on their balance sheet and taxes when paid.
  Sale of former World Headquarters building for $39 million.

“We are at an inflection point in our transformation where the cumulative effects of the steps we have taken over the past 30 months position us for long-term growth and profitability,” said Marc B. Lautenbach, President and CEO of Pitney Bowes. “While we continued to make progress on our way to transform Pitney Bowes, our second quarter financial results were mixed. Our Presort Services business performed well and our North American Small and Medium Business continued to improve. However, growth in our Ecommerce business was negatively affected by the strong dollar and our performance in Europe was below our expectations.

“That said, the actions we have taken over the last two years have strengthened our hand and improved our competitive position. As a result, we are poised for sustained improvement in the second half and beyond. For this reason, we will begin executing our authorized share repurchase program with the intent to complete the program by the end of this year.”

SECOND QUARTER 2015 – REVENUE RESULTS

Revenue totaled $881 million, a decline of 4 percent on a constant currency basis and 8 percent on a reported basis versus the prior year. For comparative purposes, revenue would have declined 3 percent compared to the prior year when the current and prior periods are adjusted for the impacts of currency and the reduction in revenue resulting from the exit of direct operations in some European countries that we completed in the third quarter of 2014.

Digital Commerce Solutions revenue, which excludes marketing services from both periods, grew 4 percent on a constant currency basis and was flat to prior year on a reported basis. Revenue on a constant currency basis benefited from growth in ecommerce and shipping solutions, which was offset by a decline in software solutions.

Enterprise Business Solutions revenue declined 2 percent on a constant currency basis and 5 percent on a reported basis. Revenue benefited from continued growth in Presort Services while revenue in Production Mail declined.

Small and Medium Business (SMB) Solutions revenue declined 6 percent on a constant currency basis and 11 percent on a reported basis. For comparative purposes, revenue would have declined 4 percent when adjusted for the impacts of currency and the divested revenues in Europe from the prior year.

Other revenue, which was primarily attributable to marketing services, declined 26 percent when compared to the prior year. The decline is a result of only two months of reported revenue this quarter due to the sale of this business completed in May versus a full quarter of revenue in the prior year.

SECOND QUARTER 2015 - EPS RESULTS

On a Generally Accepted Accounting Principles (GAAP) basis, earnings per diluted share were $0.75. Adjusted earnings per diluted share were $0.45 and exclude:

  $0.44 per share of Other income due to the net gain from the sale of Imagitas;
  $0.05 per share of Other expense for the resolution in principle of an outstanding legal matter and transaction costs and fees related to the Borderfree and Imagitas transactions;
  $0.04 per share of compensation expense related to the vesting of options associated with the Borderfree acquisition; and
  $0.04 per share for Restructuring and asset impairment charges.

The Company achieved its earnings per share despite the inclusion of $0.03 in reductions related to currency translation, loss of one month of Imagitas earnings and one month of amortization of intangibles related to Borderfree. The Company continued to reduce SG&A versus the prior year despite on-going investments in the business.

The Company’s earnings per share results for the quarter are summarized in the table below:

	Second Quarter *
	2015	2014
Adjusted EPS from continuing operations	$0.45	$0.46
Other income	$0.44	-
Other expense	($0.05)	-
SG&A - compensation expense	($0.04)	-
Restructuring and asset impairments	($0.04)	($0.03)
GAAP EPS from continuing operations	$0.75	$0.43
Discontinued operations	-	$0.03
GAAP EPS	$0.75	$0.46

* The sum of the earnings per share may not equal the totals above due to rounding

SECOND QUARTER 2015 - FREE CASH FLOW RESULTS

Free cash flow during the quarter was $84 million and $96 million on a GAAP basis. In comparison to the prior year, second quarter free cash flow was lower primarily due to the timing of working capital requirements; lower Reserve Account deposits and less of a decline in finance receivables as a result of a stabilizing portfolio. During the quarter, the Company used cash to pay $47 million in dividends to its shareholders, made $9 million in restructuring payments and received $39 million of cash related to the sale of our former World Headquarters building.

BUSINESS SEGMENT REPORTING

The Company has revised its business segment reporting for its Digital Commerce Solutions segment. The Company’s business segment reporting reflects the clients served in each market and the way it manages these segments for growth and profitability. The reporting segment groups are the SMB Solutions group; the Enterprise Business Solutions group; the Digital Commerce Solutions group; and the Other segment.

The SMB Solutions group offers mailing equipment, financing, services and supplies for small and medium businesses to efficiently create mail and evidence postage. This group includes the North America Mailing and International Mailing segments. North America Mailing includes the operations of U.S. and Canada Mailing. International Mailing includes all other SMB operations around the world.

The Enterprise Business Solutions group provides mailing and printing equipment and services for large enterprise clients to process mail, including sortation services to qualify large mail volumes for postal worksharing discounts. This group includes the global Production Mail and Presort Services segments.

The Digital Commerce Solutions group provides customer engagement, customer information and location intelligence software; and solutions that facilitate global cross-border ecommerce transactions and shipping solutions for businesses of all sizes. This group includes the Software Solutions and Global Ecommerce segments.

The Other segment includes marketing services, which was sold on May 29, 2015.

SMB Solutions Group
($ millions)	Second Quarter
					Y/Y Ex Currency
			Y/Y	Y/Y	and Divested
Revenue	2015	2014	Reported	Ex Currency	Revenues*

North America Mailing	$357	$371	(4%)	(3%)	(3%)
International Mailing	111	153	(28%)	(15%)	(8%)
SMB Solutions Total	$467	$524	(11%)	(6%)	(4%)

EBIT
North America Mailing	$159	$157	2%
International Mailing	14	26	(47%)
SMB Solutions Total	$174	$183	(5%)

* Excludes the impacts of currency and the divested revenues in Europe related to the exit of a non-core product line in Norway and transition to a dealer sales network in six smaller European markets completed in the third quarter of 2014.

North America Mailing

The decline in revenue for the quarter was the lowest rate of decline in five quarters, reflecting a continuation of the stabilization in results. Equipment sales declined at a low-single digit rate as the disruption from the change in go-to-market subsides and the sales organization becomes more productive. Recurring revenue stream trends were in-line with prior quarters. EBIT margin improved versus the prior year due to the mix of business, organizational streamlining and on-going cost reduction initiatives.

International Mailing

During the quarter, currency adversely affected the decline in revenue by 13 percentage points. For comparative purposes, revenue would have declined 8 percent when adjusted for the impacts of currency and the reduction in revenue resulting from the exit of direct operations in some European countries completed in the third quarter of 2014.

Results continued to be impacted by the implementation of the go-to-market initiative. All major markets, except France, have completed the go-to-market resource shift and are focused on improving productivity. France has completed its consultation phase and is expected to complete its go-to-market transition in the third quarter. Revenue comparison was also adversely impacted by the timing of postal rate changes in a number of countries.

EBIT margin declined versus the prior year primarily due to lower mail finishing equipment sales, the impact of currency on some supply chain costs and the timing of postal rate changes.

Enterprise Business Solutions Group
($ millions)	Second Quarter
					Y/Y Ex Currency
			Y/Y	Y/Y	and Divested
Revenue	2015	2014	Reported	Ex Currency	Revenues*
Production Mail	$98	$112	(13%)	(7%)	(6%)
Presort Services	114	111	2%	2%	2%
Enterprise Business Total	$212	$223	(5%)	(2%)	(2%)

EBIT
Production Mail	$10	$11	(5%)
Presort Services	24	22	5%
Enterprise Business Total	$34	$33	2%

* Excluding the impacts of currency and the divested revenues in Europe related to the transition to a dealer sales network in six smaller European markets completed in the third quarter of 2014.

Production Mail

Revenue declined during the quarter due to lower support services revenue and fewer equipment sales in Europe and Asia. U.S. equipment sales grew as a result of an increase in the number of inserting equipment installations. EBIT margin improved versus the prior year due to a favorable geographic mix and higher-margin equipment sales, as well as on-going cost reduction initiatives.

Presort Services

Revenue benefited from higher volume of First Class mail processed versus the prior year. EBIT margin improved versus the prior year due to the revenue growth and on-going operational productivity.

Digital Commerce Solutions Group
($ millions)	Second Quarter
			Y/Y	Y/Y
Revenue	2015	2014	Reported	Ex Currency
Software Solutions	$99	$109	(9%)	(4%)
Global Ecommerce	78	69	14%	15%
Digital Commerce Total	$177	$177	0%	4%

EBIT
Software Solutions	$16	$10	64%
Global Ecommerce	3	4	(19%)
Digital Commerce Total	$19	$14	41%

Software Solutions

Revenue was impacted by lower licensing and services sales in Europe and Asia Pacific, which offset growth in licensing revenue in the Americas. However, as a result of go-to-market initiatives and new product introductions, the business is signing on a larger number of quality, mid-sized deals, which will reduce dependency on one-time large deals and drive new client acquisition. EBIT margin improved as a result of greater channel efficiency and consistency, as well as focused cost reduction initiatives to streamline the operations.

Global Ecommerce

Revenue includes the Borderfree acquisition late in the quarter and expansion of the eBay UK outbound cross-border service. However, outbound package shipments from the U.S. continued to be pressured by the strong U.S. dollar. Shipping solutions revenue strengthened as a result of additional new clients. The shipping business is also benefiting directly from improvements in the SMB channel that markets its solutions to mid-sized companies.

EBIT margin was impacted by on-going operational costs and integration investments related to the Borderfree acquisition as well as continued investment in the Company’s cross-border platforms.

Other
($ millions)	Second Quarter
			Y/Y	Y/Y
	2015	2014	Reported	Ex Currency
Revenue	$25	$33	(26%)	(26%)
EBIT	$6	$4	30%

As a result of the sale of the marketing services business in May, the Company recognized only two months of reported revenue this quarter versus a full quarter of revenue in the prior year.

2015 GUIDANCE

This guidance discusses future results, which are inherently subject to unforeseen risks and developments. As such, discussions about the business outlook should be read in the context of an uncertain future, as well as the risk factors identified in the safe harbor language at the end of this release and as more fully outlined in the Company's 2014 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission.

The Company expects trends in the business to improve in the second half of the year versus the first half of the year as a result of recent actions taken to position the portfolio for growth, including go-to-market improvements, new product launches, client wins and partnerships.

Based on year-to-date results and the Company’s expectation of constant currency revenue growth of 1 percent to 5 percent in the second half of the year, the Company is adjusting its annual revenue guidance. The Company now expects revenue to be in the range of a 1 percent decline to 1 percent growth when compared to 2014 on a constant currency basis.

The Company is increasing its annual GAAP EPS guidance to be in the range of $2.06 to $2.21. This guidance includes the following:

  $0.44 per share of Other income related to the net gain from the sale of Imagitas;
  $0.05 per share of Other expense for the resolution in principle of an outstanding legal matter and transaction costs and fees related to the Borderfree and Imagitas transactions;
  $0.04 per share of Restructuring and asset impairment charges;
  $0.04 per share of compensation expense related to the vesting of options associated with the Borderfree acquisition;
  $0.06 per share of reduced earnings as a result of the sale of Imagitas; and
  $0.04 per share of reduced earnings related to Borderfree, which includes principally amortization of intangibles and integration investments net of early savings from expected synergies.

The Company is updating its adjusted EPS and free cash flow guidance solely to reflect the impacts of the Borderfree acquisition and Imagitas sale.

  Adjusted EPS is now expected to be in the range of $1.75 to $1.90.
  Free cash flow is now expected to be in the range of $450 million to $525 million.

This guidance excludes any unusual items that may occur or additional portfolio or restructuring actions, not specifically identified, as the Company implements plans to further streamline its operations and reduce costs.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. ET. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pb.com.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a global technology company offering innovative products and solutions that enable commerce in the areas of customer information management, location intelligence, customer engagement, shipping and mailing, and global ecommerce. More than 1.5 million clients in approximately 100 countries around the world rely on products, solutions and services from Pitney Bowes. For additional information, visit Pitney Bowes at www.pitneybowes.com.

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP). The Company uses measures such as adjusted earnings before interest and taxes (EBIT), adjusted earnings per share, adjusted income from continuing operations and free cash flow to exclude the impact of special items like restructuring charges, tax adjustments, and goodwill and asset write-downs, because, while these are actual Company expenses, they can mask underlying trends associated with its business. Such items are often inconsistent in amount and frequency and as such, the adjustments allow an investor greater insight into the current underlying operating trends of the business.

The use of free cash flow provides investors insight into the amount of cash that management could have available for other discretionary uses. It adjusts GAAP cash from operations for capital expenditures, as well as special items like cash used for restructuring charges, unusual tax settlements or payments and contributions to its pension funds. Management uses segment EBIT to measure profitability and performance at the segment level. EBIT is determined by deducting from revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, general corporate expenses not allocated to a particular business segment, restructuring charges and goodwill and asset impairments, which are recognized on a consolidated basis. In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency measures are intended to help investors better understand the underlying operational performance of the business excluding the impacts of shifts in currency exchange rates over the period.

Pitney Bowes has provided a quantitative reconciliation to GAAP in supplemental schedules. This information may also be found at the Company's web site www.pb.com/investorrelations.

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about its future revenue and earnings guidance and other statements about future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: mail volumes; the uncertain economic environment; timely development, market acceptance and regulatory approvals, if needed, of new products; fluctuations in customer demand; changes in postal regulations; interrupted use of key information systems; management of outsourcing arrangements; the implementation of a new enterprise resource planning system; changes in business portfolio; the success of our investment in rebranding the Company; the risk of customer concentration in our Digital Commerce Solutions group; integrating newly acquired businesses, including operations and product and service offerings; foreign currency exchange rates; changes in our credit ratings; management of credit risk; changes in interest rates; the financial health of national posts; and other factors beyond its control as more fully outlined in the Company's 2014 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue and EBIT by business segment; and reconciliation of GAAP to non-GAAP measures for the three and six months ended June 30, 2015 and 2014, and consolidated balance sheets at June 30, 2015 and December 31, 2014 are attached.

Pitney Bowes Inc.
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands, except share and per share data)
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue:
Equipment sales	$165,507	$191,518	$331,471	$380,574
Supplies	70,636	76,284	144,004	155,801
Software	99,184	109,065	185,541	200,620
Rentals	111,312	122,443	225,309	246,022
Financing	101,437	107,644	207,067	217,694
Support services	139,237	158,190	278,795	316,442
Business services	193,578	193,306	399,385	378,794

Total revenue	880,891	958,450	1,771,572	1,895,947

Costs and expenses:
Cost of equipment sales	79,043	88,818	154,056	171,352
Cost of supplies	21,624	23,505	44,283	47,659
Cost of software	28,501	33,484	58,365	63,648
Cost of rentals	21,003	25,193	41,704	50,637
Financing interest expense	17,868	20,413	36,638	40,066
Cost of support services	81,507	96,722	165,106	195,703
Cost of business services	135,636	135,024	275,555	263,960
Selling, general and administrative	315,578	338,384	630,107	689,759
Research and development	28,492	28,649	54,540	54,841
Restructuring charges and asset impairments, net	14,350	8,299	14,269	18,140
Interest expense, net	20,971	21,482	45,035	45,546
Other (income) expense, net	(93,135)	-	(93,135)	61,657

Total costs and expenses	671,438	819,973	1,426,523	1,702,968

Income from continuing operations before income taxes	209,453	138,477	345,049	192,979

Provision for income taxes	52,351	46,335	102,898	54,371

Income from continuing operations	157,102	92,142	242,151	138,608

(Loss) Income from discontinued operations, net of tax	(739)	6,717	(582)	9,518

Net income before attribution of noncontrolling interests	156,363	98,859	241,569	148,126

Less: Preferred stock dividends of subsidiaries attributable to noncontrolling interests	4,593	4,594	9,187	9,188

Net income - Pitney Bowes Inc.	$151,770	$94,265	$232,382	$138,938

Amounts attributable to common stockholders:
Income from continuing operations	$152,509	$87,548	$232,964	$129,420
(Loss) Income from discontinued operations, net of tax	(739)	6,717	(582)	9,518

Net income - Pitney Bowes Inc.	$151,770	$94,265	$232,382	$138,938

Basic earnings per share attributable to common stockholders (1):
Continuing operations	$0.76	$0.43	$1.16	$0.64
Discontinued operations	-	0.03	-	0.05

Net income - Pitney Bowes Inc.	$0.75	$0.47	$1.15	$0.69

Diluted earnings per share attributable to common stockholders (1):
Continuing operations	$0.75	$0.43	$1.15	$0.63
Discontinued operations	-	0.03	-	0.05

Net income - Pitney Bowes Inc.	$0.75	$0.46	$1.15	$0.68

Weighted-average shares used in diluted EPS	202,839,944	204,470,220	202,634,107	204,101,162

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands, except per share data)

Assets	June 30, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$754,171	$1,079,145
Short-term investments	46,256	32,121

Accounts receivable, gross	411,492	448,017
Allowance for doubtful accounts receivable	(11,448)	(10,742)
Accounts receivable, net	400,044	437,275

Short-term finance receivables	969,398	1,019,412
Allowance for credit losses	(16,508)	(19,108)
Short-term finance receivables, net	952,890	1,000,304

Inventories	101,072	84,827
Current income taxes	37,035	40,542
Other current assets and prepayments	72,079	57,173
Assets held for sale	-	52,271
Total current assets	2,363,547	2,783,658

Property, plant and equipment, net	304,990	285,091
Rental property and equipment, net	193,939	200,380

Long-term finance receivables	788,066	828,723
Allowance for credit losses	(7,098)	(9,002)
Long-term finance receivables, net	780,968	819,721

Goodwill	1,747,950	1,672,721
Intangible assets, net	223,320	82,173
Non-current income taxes	78,766	96,377
Other assets	560,677	569,110
Total assets	$6,254,157	$6,509,231

Liabilities, noncontrolling interests and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$1,420,283	$1,572,971
Current income taxes	92,803	90,167
Current portion of long-term debt and notes payable	521,103	324,879
Advance billings	372,783	386,846

Total current liabilities	2,406,972	2,374,863

Deferred taxes on income	119,634	64,839
Tax uncertainties and other income tax liabilities	85,191	86,127
Long-term debt	2,473,087	2,927,127
Other non-current liabilities	681,539	682,646

Total liabilities	5,766,423	6,135,602

Noncontrolling interests (Preferred stockholders' equity in subsidiaries)	296,370	296,370

Stockholders' equity:
Cumulative preferred stock, $50 par value, 4% convertible	1	1
Cumulative preference stock, no par value, $2.12 convertible	522	548
Common stock, $1 par value	323,338	323,338
Additional paid-in-capital	155,371	178,852
Retained earnings	5,054,442	4,897,708
Accumulated other comprehensive loss	(892,506)	(846,156)
Treasury stock, at cost	(4,449,804)	(4,477,032)
Total Pitney Bowes Inc. stockholders' equity	191,364	77,259

Total liabilities, noncontrolling interests and stockholders' equity	$6,254,157	$6,509,231

Pitney Bowes Inc.
Revenue and EBIT
Business Segments
June 30, 2015
(Unaudited)

(Dollars in thousands)	Three Months Ended June 30,
			%
	2015	2014	Change
Revenue

North America Mailing	$356,791	$371,194	(4%)
International Mailing	110,610	153,260	(28%)
Small & Medium Business Solutions	467,401	524,454	(11%)

Production Mail	97,731	111,756	(13%)
Presort Services	113,922	111,281	2%
Enterprise Business Solutions	211,653	223,037	(5%)

Software Solutions	99,041	108,820	(9%)
Global Ecommerce	77,966	68,653	14%
Digital Commerce Solutions	177,007	177,473	-%

Other	24,830	33,486	(26%)

Total revenue	$880,891	$958,450	(8%)

EBIT (1)

North America Mailing	$159,392	$156,781	2%
International Mailing	14,122	26,449	(47%)
Small & Medium Business Solutions	173,514	183,230	(5%)

Production Mail	10,028	10,558	(5%)
Presort Services	23,544	22,412	5%
Enterprise Business Solutions	33,572	32,970	2%

Software Solutions	16,158	9,877	64%
Global Ecommerce	3,056	3,749	(18%)
Digital Commerce Solutions	19,214	13,626	41%

Other	5,611	4,303	30%

Total EBIT	231,911	234,129	(1%)

Unallocated amounts:
Interest, net (2)	(38,839)	(41,895)
Corporate and other expenses	(51,921)	(45,458)
Restructuring charges and asset impairments, net	(14,350)	(8,299)
Other income, net	93,135	-
Acquisition related compensation expense	(10,483)	-

Income from continuing operations before income taxes	$209,453	$138,477

(1)	Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges and other items, which are not allocated to a particular business segment.
(2)	Includes financing interest expense and interest expense, net.

Pitney Bowes Inc.
Revenue and EBIT
Business Segments
June 30, 2015
(Unaudited)

(Dollars in thousands)	Six Months Ended June 30,
			%
	2015	2014	Change
Revenue

North America Mailing	$718,665	$752,221	(4%)
International Mailing	226,783	306,528	(26%)
Small & Medium Business Solutions	945,448	1,058,749	(11%)

Production Mail	197,234	216,972	(9%)
Presort Services	235,453	227,772	3%
Enterprise Business Solutions	432,687	444,744	(3%)

Software Solutions	185,278	200,194	(7%)
Global Ecommerce	153,352	132,529	16%
Digital Commerce Solutions	338,630	332,723	2%

Other	54,807	59,731	(8%)

Total revenue	$1,771,572	$1,895,947	(7%)

EBIT (1)

North America Mailing	$323,057	$317,119	2%
International Mailing	25,846	51,268	(50%)
Small & Medium Business Solutions	348,903	368,387	(5%)

Production Mail	19,060	18,295	4%
Presort Services	51,038	46,308	10%
Enterprise Business Solutions	70,098	64,603	9%

Software Solutions	20,291	11,699	73%
Global Ecommerce	11,202	9,776	15%
Digital Commerce Solutions	31,493	21,475	47%

Other	10,569	5,985	77%

Total EBIT	461,063	460,450	-%

Unallocated amounts:
Interest, net (2)	(81,673)	(85,612)
Corporate and other expenses	(102,724)	(102,062)
Restructuring charges and asset impairments, net	(14,269)	(18,140)
Other income (expense), net	93,135	(61,657)
Acquisition related compensation expense	(10,483)	-

Income from continuing operations before income taxes	$345,049	$192,979

(1)	Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges and other items, which are not allocated to a particular business segment.
(2)	Includes financing interest expense and interest expense, net.

Pitney Bowes Inc. Reconciliation of Reported Consolidated Results to Adjusted Results (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

GAAP income from continuing operations after income taxes, as reported	$152,509	$87,548	$232,964	$129,420
Restructuring charges and asset impairments, net	8,613	5,577	8,560	12,258
Gain on sale of Imagitas	(88,429)	-	(88,429)	-
Transaction costs related to acquisitions
and dispositions	6,105	-	6,105	-
Legal settlement	4,620	-	4,620	-
Acquisition related compensation expense	7,246	-	7,246	-
Extinguishment of debt	-	-	-	37,833
Income from continuing operations after income taxes, as adjusted	$90,664	$93,125	$171,066	$179,511

GAAP diluted earnings per share from continuing operations, as reported	$0.75	$0.43	$1.15	$0.63
Restructuring charges and asset impairments, net	0.04	0.03	0.04	0.06
Gain on sale of Imagitas	(0.44)	-	(0.44)	-
Transaction costs related to acquisitions
and dispositions	0.03	-	0.03	-
Legal settlement	0.02	-	0.02	-
Acquisition related compensation expense	0.04	-	0.04	-
Extinguishment of debt	-	-	-	0.19
Diluted earnings per share from continuing operations, as adjusted	$0.45	$0.46	$0.84	$0.88

GAAP net cash provided by operating activities, as reported	$96,444	$174,831	$200,331	$280,447
Capital expenditures	(45,027)	(42,207)	(88,935)	(72,350)
Restructuring payments	8,901	14,593	30,775	33,530
Payments related to investment divestiture	3,215	-	26,375	-
Reserve account deposits	(1,387)	11,803	(21,464)	(3,356)
Acquisition related compensation payment	10,483	-	10,483	-
Cash transaction fees related to acquisitions and dispositions	11,116	-	11,116	-
Extinguishment of debt	-	3,300	-	61,657

Free cash flow, as adjusted	$83,745	$162,320	$168,681	$299,928

Note: The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

GAAP income from continuing operations after income taxes, as reported	$152,509	$87,548	$232,964	$129,420
Restructuring charges and asset impairments, net	8,613	5,577	8,560	12,258
Gain on sale of Imagitas	(88,429)	-	(88,429)	-
Transaction costs related to acquisitions and dispositions	6,105	-	6,105	-
Legal settlement	4,620	-	4,620	-
Acquisition related compensation expense	7,246	-	7,246	-
Extinguishment of debt	-	-	-	37,833
Income from continuing operations after income taxes, as adjusted	90,664	93,125	171,066	179,511
Provision for income taxes, as adjusted	45,894	49,057	96,413	84,077
Preferred stock dividends of subsidiaries attributable to noncontrolling interests	4,593	4,594	9,187	9,188
Income from continuing operations before income taxes, as adjusted	141,151	146,776	276,666	272,776
Interest, net	38,839	41,895	81,673	85,612
Adjusted EBIT	179,990	188,671	358,339	358,388
Depreciation and amortization	42,657	49,122	85,153	92,863
Adjusted EBITDA	$222,647	$237,793	$443,492	$451,251

CONTACT:
Pitney Bowes
Editorial -
Bill Hughes, 203-351-6785
Chief Communications Officer
or
Financial -
Charles F. McBride, 203-351-6349
VP, Investor Relations